      As filed with the Securities and Exchange Commission on June 13, 1996
                                                  Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                              INFOSEEK CORPORATION
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                                    77-0353450
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                         2620 AUGUSTINE DRIVE, SUITE 250
                          SANTA CLARA, CALIFORNIA 95054
               (Address of principal executive offices) (Zip Code)


                      1996 STOCK OPTION/STOCK ISSUANCE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)


                            ROBERT E.L. JOHNSON, III
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              INFOSEEK CORPORATION
                         2620 AUGUSTINE DRIVE, SUITE 250
                          SANTA CLARA, CALIFORNIA 95054
                     (Name and address of agent for service)

          (Telephone number, including area code, of agent for service)
                                 (408) 567-2700

                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                   Proposed               Proposed
            Title of                                                Maximum               Maximum
           Securities                        Amount                Offering              Aggregate            Amount of
              to be                          to be                   Price               Offering           Registration
           Registered                     Registered(1)           per Share(2)           Price(2)                Fee
           ----------                     ----------              ---------              -----                   ---
  1996 Stock Option/Stock
  Issuance Plan:

  Options to purchase Common Stock          5,625,000                N/A                   N/A                  N/A

  Common Stock                           5,625,000 shares           $12.00              $67,500,000_         $23,275.82

  Employee Stock Purchase Plan:

  Common Stock                              187,500 shares          $12.00              $2,250,000           $   775.86

========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option/Stock Issuance Plan and/or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Infoseek Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the fair market value per share of Common Stock of Infoseek Corporation on June 11, 1996.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

                  Infoseek Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act") in connection with the Registration Statement No. 333-4142 on Form S-1, filed with the SEC on April 26, 1996, together with amendments thereto, in which there is set forth audited financial statements for the Registrant's fiscal year ended December 31, 1995; and

         (b) The Registrant's Registration Statement No. 001-11797 on Form 8-A filed with the SEC on June 5, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

         Not Applicable.

Item 5. Interests of Named Experts and Counsel

         Not Applicable.

Item 6. Indemnification of Directors and Officers

         The Registrant has adopted provisions in its Amended and Restated Articles of Incorporation that limit the liability of directors in certain instances. As permitted by the California General Corporation Law, directors will not be liable to the Registrant for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Registrant or its shareholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interests of the Registrant or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to the Registrant or its shareholders, or that show a reckless disregard for his duty to the Registrant or its shareholders in circumstances in which he was, or should have been, aware, in the ordinary course of performing his duties, of a risk of serious injury to the Registrant or its shareholders, or (iii) based on transactions between the Registrant and its directors or another corporation with interrelated directors or on improper distributions, loans or guarantees under applicable sections of the California General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission, although in certain circumstances equitable relief may not be available as a practical matter. The limitation may relieve the directors of monetary liability to the Registrant for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Registrant. No claim or litigation is currently pending against the Registrant's directors that would be affected by the limitation of liability.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the California Corporation Law, the Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, the Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Registrant's Amended and Restated Articles of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers to the full extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Registrant has entered into separate indemnification agreements with its directors and officers, which may require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising form willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. To the extent the Registrant may be required to make substantial payments under the indemnification agreements that are not covered by insurance, the Registrant's available cash and shareholder's equity would be adversely affected.

Item 7. Exemption from Registration Claimed

         Not Applicable.

Item 8. Exhibits

Exhibit Number        Exhibit
- --------------        -------
     5                Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1              Consent of Ernst & Young LLP, Independent Auditors.
    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24                Power of Attorney.  Reference is made to page II-5 of this Registration Statement.
    99.1              1996 Stock Option/Stock Issuance Plan.
    99.2              Form of Notice of Grant of Stock Option.
    99.3              Form of Stock Option Agreement.
    99.4              Form of Addendum to Stock Option Agreement (Involuntary Termination
                      Following a Corporate Transaction).
    99.5              Form of Addendum to Stock Option Agreement (Involuntary Termination
                      Following a Change in Control).
    99.6              Form of Notice of Grant of Automatic Stock Option (Initial Grant).
    99.7              Form of Notice of Grant of Automatic Stock Option (Annual Grant).
    99.8              Form of Automatic Stock Option Agreement.
    99.9              Form of Stock Issuance Agreement.
    99.10             Form of Addendum to Stock Issuance Agreement (Involuntary Termination
                      Following a Corporate Transaction).
    99.11             Form of Addendum to Stock Issuance Agreement (Involuntary Termination
                      Following a Change in Control).
    99.12             Employee Stock Purchase Plan.

Item 9. Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option/Stock Issuance Plan and/or Employee Stock Purchase Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 10th day of June, 1996.

                                       INFOSEEK CORPORATION


                                       By: /s/ Robert E.L. Johnson, III
                                          -------------------------------------
                                          Robert E.L. Johnson, III
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Infoseek Corporation, a California corporation, do hereby constitute and appoint Leonard
J. LeBlanc the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                       Date
- ---------                                   -----                                       ----
/s/ Robert E.L. Johnson, III                President, Chief Executive Officer          June 10, 1996
- ------------------------                               and Director
Robert E.L. Johnson, III                       (Principal Executive Officer)

Signature                                   Title                                       Date
- ---------                                   -----                                       ----
/s/ L.J. LeBlanc
- ------------------------------              Executive Vice President, Finance,          June 10, 1996
Leonard J. LeBlanc                          Chief Financial Officer and
                                            Assistant Secretary
                                            (Principal Financial and
                                            Accounting Officer)
/s/ Steven T. Kirsch
- ------------------------------              Chairman of the Board                       June 10, 1996
Steven T. Kirsch                            and Director


/s/ H. D. Montgomery
- ------------------------------              Director                                    June 10, 1996
H. DuBose Montgomery


/s/ Oliver D. Curme
- ------------------------------              Director                                    June 10, 1996
Oliver D. Curme


/s/ John E. Zeisler
- ------------------------------              Director                                    June 10, 1996
John E. Zeisler


/s/ Matthew J. Stover
- ------------------------------              Director                                    June 10, 1996
Matthew J. Stover

                                  EXHIBIT INDEX

        Exhibit
         5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
        23.1          Consent of Ernst & Young LLP, Independent Auditors.
        23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
        24            Power of Attorney.  Reference is made to page II-5 of this
                      Registration Statement.
        99.1          1996 Stock Option/Stock Issuance Plan.
        99.2          Form of Notice of Grant of Stock Option.
        99.3          Form of Stock Option Agreement.
        99.4          Form of Addendum to Stock Option Agreement (Involuntary
                      Termination Following a Corporate Transaction).
        99.5          Form of Addendum to Stock Option Agreement (Involuntary
                      Termination Following a Change in Control).
        99.6          Form of Notice of Grant of Automatic Stock Option
                      (Initial Grant).
        99.7          Form of Notice of Grant of Automatic Stock Option
                      (Annual Grant).
        99.8          Form of Automatic Stock Option Agreement.
        99.9          Form of Stock Issuance Agreement.
        99.10         Form of Addendum to Stock Issuance Agreement
                      (Involuntary Termination Following a Corporate
                      Transaction).
        99.11         Form of Addendum to Stock Issuance Agreement
                      (Involuntary Termination Following a Change in Control).
        99.12         Employee Stock Purchase Plan.